Exhibit 99.3
CRANE CO.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
On January 10, 2018 (the “Acquisition Date”), Crane & Co., Inc. (“Crane Currency”) was acquired by Crane Co. (the “Company”) and became a wholly-owned subsidiary of Crane Co. through the acquisition of all of Crane Currency’s outstanding equity interests by Crane Co. The base purchase price of the acquisition was $800 million on a cash-free, debt-free basis, subject to a later adjustment reflecting Crane Currency’s net working capital, cash, the assumption by Crane Co. of certain debt-like items, and Crane Currency’s transaction expenses. The cash purchase price was $723.4 million. To finance the acquisition, the Company issued commercial paper under its commercial paper program and utilized proceeds from term loans that it issued at the closing of the acquisition, as well as available cash on hand.
The attached unaudited pro-forma condensed combined balance sheet assumes that the acquisition was completed on September 30, 2017 and reflects the nine months ended September 30, 2017 financial statements. The unaudited pro-forma condensed combined statement of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 assume the acquisition was completed on January 1, 2016 and reflect the full year 2016 audited financial statements, and the nine months ended September 30, 2017 financial statements.
The unaudited pro-forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of Crane Co. and Crane Currency following completion of the acquisition. In accordance with the rules and regulations of the SEC, the pro-forma condensed combined statements of operations do not reflect the potential realization of cost savings, or restructuring, or other costs relating to the integration of Crane Currency, nor do they include any other items not expected to have a continuing impact on the combined results of the two companies. The historical consolidated financial information of Crane Co. and Crane Currency has been adjusted in the unaudited pro-forma condensed combined financial statements to give effect to pro-forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
The unaudited pro-forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro-forma condensed combined financial information was based on, and should be read in conjunction with the:
• Separate historical audited financial statements of Crane Co. as of and for the year ended December 31, 2016, including related notes, as filed on Crane Co.’s Annual Report on Form 10-K as of and for the year ended December 31, 2016; and the historical unaudited financial statements as of and for the nine months ended September 30, 2017, including related notes, as filed on Crane Co.’s Quarterly Report on Form 10-Q as of and for the period ended September 30, 2017.
• Separate historical audited financial statements of Crane Currency as of and for the year ended December 31, 2016, including related notes; and the historical unaudited financial statements as of and for the nine months ended September 30, 2017, including related notes, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K/A.
The unaudited pro-forma condensed combined financial information has been prepared using the pro-forma effects of the acquisition method of accounting under Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC Topic 805") which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, with limited exceptions. Transaction costs are not included as a component of the consideration transferred and are expensed as incurred. The excess of the consideration transferred over the estimated amounts of identifiable assets and liabilities of Crane Currency have been allocated to goodwill on a pro-forma basis as of September 30, 2017. The process for estimating fair values in many cases requires the use of significant estimates and assumptions, including the estimation of future cash flows and the development of appropriate discount rates. The Company has developed its fair value estimates from a market participant perspective which could materially differ from entity specific assumptions. The Company’s judgments used in determining these estimates may materially impact the Company’s financial position or results from operations.
The finalization of the Company’s purchase accounting assessment may result in changes in the valuation of assets and liabilities acquired which could have a material impact on the accompanying unaudited pro-forma condensed combined financial statements and the combined company’s future results of operations and financial position. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC Topic 805 but in no event later than one year following the Acquisition Date.

Crane Co.
Unaudited Pro-Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2017

			Pro-Forma
(in millions, except per share data)	Crane Co.	Crane Currency	Reclassif- ications	Note	Adjustments	Note	Combined
Net sales	$2,071.8	$367.9	$—		$—		$2,439.7
Operating costs and expenses:
Cost of sales	1,315.3	253.6	—		18.9	6a	1,587.8
Selling, general and administrative	442.4	62.0	4.9	7a	(3.3)	6b	506.0
Research and development	—	5.1	(5.1)	7a	—		—
Gain on disposal of long-lived assets	—	(0.2)	0.2	7a	—		—
Transaction related charges	3.1	—	—		—		3.1
Operating profit	311.0	47.4	—		(15.6)		342.8
Other income (expense):
Interest income	1.8	—	—		(0.1)	6c	1.7
Interest expense	(27.3)	(4.4)	—		(7.3)	6d	(39.0)
Realized and unrealized gain on foreign exchange	—	5.3	(5.3)	7b	—		—
Miscellaneous expense	(0.8)	—	5.3	7b	—		4.5
	(26.3)	0.9	—		(7.4)		(32.8)
Income before income taxes	284.7	48.3	—		(23.0)		310.0
Provision for income taxes	83.6	16.4	—		(8.0)	6e	92.0
Net income before allocation to noncontrolling interests	201.1	31.9	—		(15.0)		218.0
Less: Noncontrolling interest in subsidiaries’ earnings	0.6	—	—		—		0.6
Net income attributable to common shareholders	$200.5	$31.9	$—		$(15.0)		$217.4

Basic earnings per share	$3.38						$3.66
Weighted average basic shares outstanding	59.4						59.4

Diluted earnings per share	$3.32						$3.60
Weighted average diluted shares outstanding	60.4						60.4

Dividends per share	$0.99						$0.99

See the accompanying notes to the unaudited pro-forma condensed combined financial statements which are an integral part of these financial statements.

Crane Co.
Unaudited Pro-Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2016

			Pro-Forma
(in millions, except per share data)	Crane Co.	Crane Currency	Reclassif- ications	Note	Adjustments	Note	Combined
Net sales	$2,748.0	$394.9	$—		$—		$3,142.9
Operating costs and expenses:
Cost of sales	1,758.3	276.4	—		33.4	6a	2,068.1
Selling, general and administrative	597.0	77.5	7.4	7a	3.9	6b	685.8
Research and development	—	7.0	(7.0)	7a	—		—
Loss on disposal of long-lived assets	—	0.4	(0.4)	7a	—		—
Asbestos provision	192.4	—	—		—		192.4
	2,547.7	361.3	—		37.3		2,946.3
Operating profit	200.3	33.6	—		(37.3)		196.6
Other income (expense):
Interest income	1.9	—	—		(0.1)	6c	1.8
Interest expense	(36.5)	(12.8)	—		(2.6)	6d	(51.9)
Realized gain on sale of securities and investments, net	—	0.1	(0.1)	7b	—		—
Realized and unrealized losses on foreign exchange	—	(7.2)	7.2	7b	—		—
Miscellaneous expense	(1.6)	—	(7.1)	7b	—		(8.7)
	(36.2)	(19.9)	—		(2.7)		(58.8)
Income before income taxes	164.1	13.7	—		(40.0)		137.8
Provision for (benefit from) income taxes	40.3	(32.7)	—		(14.0)	6e	(6.4)
Net income before allocation to noncontrolling interests	123.8	46.4	—		(26.0)		144.2
Less: Noncontrolling interest in subsidiaries’ earnings	1.0	—	—		—		1.0
Net income attributable to common shareholders	$122.8	$46.4	$—		$(26.0)		$143.2

Basic earnings per share	$2.10						$2.45
Weighted average basic shares outstanding	58.5						58.5

Diluted earnings per share	$2.07						$2.41
Weighted average diluted shares outstanding	59.3						59.3

Dividends per share	$1.32						$1.32

See the accompanying notes to the unaudited pro-forma condensed combined financial statements which are an integral part of these financial statements.

Crane Co.
Unaudited Pro-Forma Condensed Combined Balance Sheets
As of September 30, 2017

			Pro-Forma
(in millions, except per share data)	Crane Co.	Crane Currency	Reclassif- ications	Note	Adjustments	Note	Combined
Assets
Current assets:
Cash and cash equivalents	$572.2	$70.8	$—		$(83.4)	4	$559.6
Restricted cash	—	5.6	—		—		5.6
Accounts receivable, net	437.3	85.5	—		(7.7)	6f	515.1
Current insurance receivable - asbestos	18.0	—	—		—		18.0
Inventories, net:
Finished goods	107.1	14.9	—		3.5	6g	125.5
Finished parts and subassemblies	45.1	—	—		—		45.1
Work in process	59.7	13.8	—		4.2	6g	77.7
Raw materials	164.3	51.1	—		(5.6)	6g	209.8
Inventories, net	376.2	79.8	—		2.1	6g	458.1
Income taxes receivable	—	1.1	(1.1)	7c	—		—
Other current assets	19.1	10.4	1.1	7c	(2.2)	6h	28.4
Total current assets	1,422.8	253.2	—		(91.2)		1,584.8
Property, plant and equipment:
Cost	876.1	441.1	—		(128.8)	6i	1,188.4
Less: accumulated depreciation	584.1	270.4	—		(270.4)	6i	584.1
Property, plant and equipment, net	292.0	170.7	—		141.6	6i	604.3
Long-term insurance receivable - asbestos	106.0	—	—		—		106.0
Long-term deferred tax assets	191.5	27.1	—		6.9	6j	225.5
Securities available for sale, at fair value	—	4.4	(4.4)	7d	—		—
Other assets	104.2	0.2	4.4	7d	(0.2)	6k	108.6
Intangible assets, net	284.7	34.8	—		221.7	6l	541.2
Goodwill	1,205.9	46.9	—		144.6	6m	1,397.4
Total assets	$3,607.1	$537.3	$—		$423.4		$4,567.8

See the accompanying notes to the unaudited pro-forma condensed combined financial statements which are an integral part of these financial statements.

Crane Co.
Unaudited Pro-Forma Condensed Combined Balance Sheets
As of September 30, 2017

					Pro-Forma
(in millions, except share and per share data)	Crane Co.	Crane Currency	Reclassif- ications	Note	Adjustments	Note	Combined
Liabilities and equity
Current liabilities:
Current maturities on long-term debt	$—	$9.5	$—		$(9.5)	6n	$—
Short-term borrowings	—	—	—		440.0	6n	440.0
Revolving line of credit loan	—	0.1	—		(0.1)	6n	—
Accounts payable	210.0	37.5	—		—		247.5
Current asbestos liability	71.0	—	—		—		71.0
Accrued liabilities	240.5	41.1	—		—		281.6
Deferred revenues	—	39.0	—		(5.7)	6o	33.3
U.S. and foreign taxes on income	13.7	12.1	—		—		25.8
Total current liabilities	535.2	139.3	—		424.7		1,099.2
Long-term debt, less current maturities	745.9	133.7	—		122.6	6n	1,002.2
Deferred compensation, net of current portion	—	5.4	(5.4)	7e	—		—
Accrued pension and supplemental pension, net of current portion	—	18.1	(18.1)	7f	—		—
Postretirement benefits, net of current portion	—	30.2	(30.2)	7f	—		—
Accrued pension and postretirement benefits	237.7	—	48.3	7f	(0.9)	6p	285.1
Long-term deferred tax liability	43.3	—	—		86.8	6q	130.1
Long-term asbestos liability	558.9	—	—		—		558.9
Other liabilities	95.8	0.8	5.4	7e	—		102.0
Total liabilities	2,216.8	327.5	—		633.2		3,177.5
Commitments and contingencies
Series B preferred stock	—	55.8	—		(55.8)	6r	—
Equity:
Preferred shares, par value $0.01; 5,000,000 shares authorized	—	—	—		—		—
Common shares, par value $1.00; 200,000,000 shares authorized, 72,426,139 shares issued	72.4	—	—		—		72.4
Common stock, no par value	—	172.0	—		(172.0)	6r	—
Capital surplus	286.5	11.5	—		(11.5)	6r	286.5
Retained earnings (accumulated deficit)	1,861.6	(30.3)	—		30.3	6r	1,861.6
Accumulated other comprehensive (loss) income	(384.6)	0.8	—		(0.8)	6r	(384.6)
Treasury stock	(456.8)	—	—		—		(456.8)
Total shareholders’ equity	1,379.1	154.0	—		(154.0)		1,379.1
Noncontrolling interests	11.2	—	—		—		11.2
Total equity	1,390.3	154.0	—		(154.0)		1,390.3
Total liabilities, redeemable preferred stock and equity	$3,607.1	$537.3	$—		$423.4		$4,567.8

Share Data:
Common shares issued	72,426,139						72,426,139
Less: Common shares held in treasury	(13,105,905)						(13,105,905)
Common shares outstanding	59,320,234						59,320,234

See the accompanying notes to the unaudited pro-forma condensed combined financial statements which are an integral part of these financial statements.

Notes to Unaudited Pro-Forma Condensed Combined Financial Statements

1. Description of Transaction
On January 10, 2018 (the "Acquisition Date"), Crane Co. (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting that on such date, Crane Co. completed the acquisition of Crane & Co., Inc. ("Crane Currency"), pursuant to the terms of the Agreement and Plan of Merger dated December 5, 2017 (the "Merger Agreement") among Crane Co.; Crane Currency, a Massachusetts corporation; CF Development Corp., a Massachusetts corporation and a wholly owned transitory subsidiary of Crane Co.; and Shareholder Representative Services LLC, a Colorado limited liability company as representative of the equityholders of Crane Currency. The base purchase price of the acquisition was $800 million on a cash-free, debt-free basis, subject to a later adjustment reflecting Crane Currency’s net working capital, cash, the assumption by Crane Co. of certain debt-like items, and Crane Currency’s transaction expenses. The cash purchase price was $723.4 million. To finance the acquisition, Crane Co. issued commercial paper under its commercial paper program and utilized proceeds from term loans that it issued at the closing of the acquisition, as well as available cash on hand.

2. Basis of Presentation
The acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, "Business Combinations" ("ASC Topic 805"). The Company is accounting for the acquisition by using its historical information and accounting policies and adding the assets and liabilities of Crane Currency, as applied on a pro-forma basis as of September 30, 2017, at their respective fair values. Further, and in accordance with ASC Topic 805, the accounting policies of Crane Currency have been conformed to those of Crane Co. in determining the results of operations and the amounts of assets and liabilities to be fair valued. The assets and liabilities of Crane Currency have been measured at fair value based on various assumptions that the Company’s management believes are reasonable utilizing information as of the Acquisition Date.

The process for measuring the fair value of identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates. The excess of the purchase price (consideration transferred) over the amount of identifiable assets and liabilities of Crane Currency acquired, on a pro-forma basis as of September 30, 2017 was allocated to goodwill in accordance with ASC Topic 805.

For purposes of measuring the fair value of the Crane Currency assets acquired and liabilities assumed, as reflected in the unaudited pro-forma condensed combined financial statements, the Company used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure” ("ASC Topic 820"), which establishes a framework for measuring fair values. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC Topic 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

3. Accounting Policies
The unaudited pro-forma condensed combined financial statements reflect adjustments to conform the results of Crane Currency to the accounting policies of Crane Co. Differences between the respective accounting policies that have been adjusted include the following:

(a)
Crane Co. reserves for excess and obsolete inventory which is determined by using specific historical usage data, as well as, specifically identified obsolete inventory which differed from Crane Currency's calculation of excess and obsolete inventory.

(b)	Crane Co. does not capitalize certain variances to standard inventory production costs which differed under Crane Currency's capitalization policy.

(c)	Crane Co. does not capitalize certain spare parts which differed under Crane Currency's capitalization policy.

(d)	Crane Co. reserves for all receivables that are 90 days past due which differed from Crane Currency's policy.

4. Consideration Paid
As noted in Note 1, Crane Co. paid $723.4 million in cash. To finance the acquisition, the Company issued $340 million of commercial paper and drew $100 million and $200 million from its 364-Day Credit Agreement and 3-Year Term Loan Credit Agreement, respectively. For the remainder of the consideration, Crane Co. utilized $83.4 million of available cash on hand.

Notes to Unaudited Pro-Forma Condensed Combined Financial Statements

5. Preliminary Allocation of Consideration Transferred to the Net Assets Acquired
The following summarizes Crane Currency's assets acquired and liabilities assumed by Crane Co. in the merger, assuming the merger had been completed by September 30, 2017, reconciled to the consideration paid to acquire Crane Currency.

(in millions)
Cash	$70.8
Restricted cash	5.6
Accounts receivable	77.8
Inventories	81.9
Other current assets	9.3
Property, plant and equipment, net	312.2
Long-term deferred tax assets	34.0
Other assets	4.4
Intangible assets	256.5
Goodwill	191.5
Accounts payable	(37.5)
Accrued liabilities	(41.1)
Deferred revenues	(33.3)
Accrued taxes on income	(12.1)
Accrued pension and postretirement benefits	(47.4)
Long-term debt	(56.1)
Long-term deferred tax liability	(86.8)
Other liabilities	(6.3)
Total Consideration Paid	$723.4

6. Adjustments to Unaudited Pro-Forma Condensed Combined Statements of Operations and Combined Balance Sheet
Adjustments to the unaudited pro-forma condensed combined statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016 were as follows:

(a) Cost of Sales: Adjustments to cost of sales are comprised of the following

(in millions)	Nine months ended September 30, 2017	Year ended December 31, 2016
Elimination of Crane Currency's historical amortization and depreciation	$(15.4)	$(19.2)
Recognition of amortization and depreciation of acquired Crane Currency's intangible assets and property, plant and equipment based on the assigned fair values and estimated useful lives	31.6	42.2
Recognition of additional cost of sales related to opening inventory fair value adjustment	—	7.7
Recognition of additional cost of sales to conform to Crane Co.’s policies related to capitalization of spare parts	2.2	2.0
Recognition of additional cost of sales to conform to Crane Co.’s policies related to capitalization of variances of standard inventory production costs	0.5	0.7
	$18.9	$33.4

(b) Selling, General & Administrative: Adjustments to selling, general and administrative expenses (“SG&A”) are comprised of the following

(in millions)	Nine months ended September 30, 2017	Year ended December 31, 2016
Elimination of historical acquisition transaction fees	$(0.4)	$—
Recognition of changes to SG&A to conform to Crane Co.’s bad debt policy	(2.9)	3.9
	$(3.3)	$3.9

Notes to Unaudited Pro-Forma Condensed Combined Financial Statements

(c) Interest Income: Adjustments to interest income is comprised of the following:

(in millions)	Nine months ended September 30, 2017	Year ended December 31, 2016
Elimination of interest income related to cash paid for acquisition of Crane Currency	$(0.1)	$(0.1)

(d) Interest Expense: Adjustments to interest expense are comprised of the following:

(in millions)	Nine months ended September 30, 2017	Year ended December 31, 2016
Elimination of Crane Currency interest expense and amortization of debt issuance costs	$(4.3)	$(12.8)
Recognition of interest on $100 million term loan	2.1	2.8
Recognition of interest on $200 million term loan	4.4	5.9
Recognition of interest on $340 million of commercial paper	5.1	6.7
Net increase to interest expense	$7.3	$2.6

(e) Provision for (benefit from) income taxes: The adjustment reflects the applicable tax provision on the pro-forma adjustments presented in the unaudited pro-forma condensed combined statements of operations based on the respective tax jurisdictions of the adjustments.

Adjustments to the unaudited pro-forma condensed combined balance sheet as of September 30, 2017, were as follows:

(f)	Accounts receivable: The adjustment reflects the change in Crane Currency's calculation of the allowance for doubtful accounts to conform to Crane Co.’s bad debt policy.

(g)
Inventories: The adjustment reflects the change in Crane Currency's inventory balances to conform to Crane Co.’s policies of calculating excess and obsolete inventories, adjusting for variances of standard inventory production costs which are not capitalized under Crane Co.’s policies, and inventory fair value adjustments.

(h)	Other current assets: The adjustment reflects the change in Crane Currency's other current assets balances to conform to capitalization policies of Crane Co.

(i)
Property, plant and equipment: The adjustment reflects the preliminary fair value adjustments to Crane Currency’s property, plant and equipment as if the preliminary value at the acquisition date had been pushed back to Crane Currency’s historical balance sheet as of September 30, 2017. Estimated useful lives of the acquired property, plant and equipment are three to 40 years.

(j)	Deferred income tax assets: The adjustment reflects the elimination of deferred taxes related to the existing intangible assets and goodwill of Crane Currency.

(k)	Other assets: The adjustment reflects the elimination of the debt issuance costs associated with Crane Currency's line of credit loan.

(l)Intangibles assets, net: Existing intangibles assets, net of Crane Currency of $34.8 million was eliminated. The adjustment reflects the preliminary fair value adjustments to intangible assets. Acquired identifiable intangible assets were measured at fair value determined primarily using the “income approach,” which requires a forecast of all expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated fair value of the identifiable intangible assets and their estimated useful lives are as follows:

(dollars in millions)	Fair Value	Estimated useful life (in years)
Trademark and trade names	$42.0	indefinite
Customer Relationships	140.0	19-24
Product Technology	74.0	7-11
Backlog	0.5	1
	$256.5

(m)
Goodwill: Existing goodwill of Crane Currency of $46.9 million was eliminated. The new goodwill recorded of $191.5 million is calculated as the difference between the Acquisition Date fair value of the consideration paid for Crane Currency in the

Notes to Unaudited Pro-Forma Condensed Combined Financial Statements

merger and the values assigned to the identifiable Crane Currency assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing on at least an annual basis.

(n)
Debt: The adjustment reflects the elimination of Crane Currency's debt of $87.1 million ($0.1 million outstanding under a revolving line of credit loan, $9.5 million recorded within current maturities on long-term debt and $77.5 million recorded within long-term debt) and recognition of $340 million of commercial paper, $100 million 364-day term loan and $200 million 3-year term loan used to fund the acquisition.

(o)	Deferred revenue: The adjustment reflects the estimated costs to fulfill the obligations related to Crane Currency's deferred revenue.

(p)	Accrued pension and postretirement benefits: The adjustment reflects the actuarially determined value of liabilities acquired as of the Acquisition Date.

(q)	Long-term deferred tax liability: The adjustment reflects the changes in Crane Currency's deferred taxes which is based on the respective tax jurisdictions of the acquired intangible assets.

(r)	Series B preferred stock and equity: Existing series B preferred stock and equity of Crane Currency was eliminated.

7. Reclassifications
Reclassifications made to the unaudited pro-forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 were as follows:

(a)
The adjustment reflects the reclassification of Research and development and (Gain) loss on disposal of long-lived assets to Selling, general and administrative, consistent with Crane Co. presentation.

(b)
The adjustment reflects the reclassification of Realized and unrealized gain (losses) on foreign exchange and Realized gain on sale of securities and investments, net to Miscellaneous expense, consistent with Crane Co. presentation.

Reclassifications made to the unaudited pro-forma condensed combined balance sheet as of September 30, 2017, were as follows:

(c)	The adjustment reflects the reclassification of Income taxes receivable to Other current assets, consistent with Crane Co. presentation.

(d)	The adjustment reflects the reclassification of Securities available for sale, at fair value to Other Assets, consistent with Crane Co. presentation.

(e)	The adjustment reflects the reclassification of Deferred compensation, net of current portion to Other liabilities, consistent with Crane Co. presentation.

(f)
The adjustment reflects the reclassification of Accrued pension and supplemental pension, net of current portion and Postretirement benefits, net of current portion to Accrued pension and postretirement benefits, consistent with Crane Co. presentation.